Exhibit 10.51

FIRST AMENDING AGREEMENT
TO
AMENDED AND RESTATED MASTER CONTRACT MANUFACTURING
SERVICES AGREEMENT

THIS FIRST AMENDING AGREEMENT TO AMENDED AND RESTATED MASTER CONTRACT MANUFACTURING SERVICES AGREEMENT (“Amendment”) is entered into between Nortel Networks Limited, a Canadian corporation with a place of business at 8200 Dixie Road, Suite 100, Brampton, Ontario L6T 5P6 (“NNL”) and Flextronics Telecom Systems, Ltd., a company organized under the laws of Mauritius (“FTS”), and shall be effective as of November 1, 2004 (“Effective Date”).

WHEREAS, NNL and FTS (the “Parties”) entered into an Asset Purchase Agreement dated as of June 29, 2004 (the “APA”), whereby NNL agreed to sell and FTS agreed to purchase certain assets for the purpose of transferring, inter alia, the Operations, as that term is defined in the APA, of the Montreal OPTO 1 Facility (as that term is defined in the APA) located in Montreal, Quebec;

AND WHEREAS, the Parties also entered into an Amended and Restated Master Contract Manufacturing Services Agreement dated as of June 29, 2004, (the “MCMSA”) whereby NNL agreed to purchase and FTS agreed to provide, or cause it affiliates to provide, certain manufacturing and design services;

AND WHEREAS, the Parties also agreed that the commencement of those design services related to NNL’s Optical products would be concurrent with the transfer of the Montreal OPTO 1 Facility, which the parties anticipated would take place on November 1, 2004;

AND WHEREAS, the Parties have subsequently agreed that the Montreal OPTO 1 Facility will transfer at a date later than November 1, 2004 while the resources and assets related to the Design Operations (as that term is defined in the APA) will transfer on November 1, 2004, and NNL wishes to purchase design services from FTS or its affiliates as of November 1, 2004; and

AND WHEREAS, NNL and FTS wish to amend the MCMSA to reflect the distinction between the dates of the commencement of the Optical design services and the transfer of the Montreal OPTO 1 Facility, as well as to correct some drafting errors in the MCMSA.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth (the receipt and sufficiency of which is hereby acknowledged), the Parties hereby agree as follows:

1.      Except as expressly defined herein or by reference to definitions in the APA, the words used as defined terms in the First Amending Agreement shall have the same meaning and effect as those set definitions set forth in Exhibit 1 to the MCMSA.

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1st Amending Agreement – Flextronics

2.      The fourth sentence of the Preamble of the MCMSA shall be deleted and replaced as follows;

This Agreement will come into effect with respect to Exhibits 9-1 and 9-2 on November 1, 2004.

3.      Section 6.1 of the MCMSA shall be amended to delete the phrase “During the first 3 years of the Amended Term” which appears at the beginning of the second and fourth paragraphs of Section 6.1 and to replace this phrase with “For the period of 3 years following the transfer of design resources on November 1, 2004.”

4.      Exhibit 9-1 and Exhibit 9-2 attached to the MCMSA shall be amended to replace all instances of the phrase “St. Laurent VSHA Effective Date” with the phrase “November 1, 2004,” except for the reference in paragraph 47 of Exhibit 9-2, which shall be February 1, 2005.”

5.      Section 4.7 of the MCMSA shall be amended to replace the phrase “Nortel Networks Flextronics” with “Nortel Networks Vendor” in the last sentence.

6.      Section 6.1 of the MCMSA shall be amended with respect to the list of the manufacture discontinued Optical products for which Flextronics will provide design services and shall now read “TN-16X, TN-4X, OC-12, OC-48 and OC-192.

7.      Exhibit 17-2 shall be amended to replace the first sentence of Section 3.0 (C) with the following:

Flextronics shall identify design cost reduction programs relating to the Products associated with each respective System House within 6 months after the transition of the applicable System House to be eligible for ICR; provided that such programs may not conflict with the Nortel Networks programs identified in Appendix B and such programs must be substantially implemented by Flextronics resources that are incremental to the design resources transferred to Flextronics by Nortel Networks.

8.      Exhibit 17-2 shall also be amended to such that Section 5.0 shall now read as follows:

5.0 Nortel Networks DCRs Appendix B to this Exhibit 17-2 lists the DCRs planned by Nortel Networks as of November 15, 2004. The Parties may amend this list per the ICR Change Management Process.

9.      All other terms and conditions of the MCMSA shall remain unchanged; nothing herein shall be construed as relieving either party of any right or obligation under the MCMSA except as expressly set forth herein.

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1st Amending Agreement – Flextronics

IN WITNESS WHEREOF, the parties hereto have signed this First Amending Agreement to the Amended and Restated Master Contract Manufacturing Services Agreement by their duly authorized representatives, to be effective as of the Effective Date first above written, although actually signed by the parties on the dates shown below their respective signatures.

NORTEL NETWORKS LIMITED	FLEXTRONICS TELECOM SYSTEMS, LTD.

By: /s/ C. Bolouri	By: /s/ M. Marimuthu

Name: Chahram Bolouri Title: President, Global Operations	Name: Manny Marimuthu Title: Director

Date:	Date:

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1st Amending Agreement – Flextronics

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